Exhibit 32

BCM ENERGY PARTNERS, INC.

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of BCM Energy Partners, Inc. (the “Company”) for the quarter ended August 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated August 25, 2011

/s/ Raymond G. Bailey
Raymond G. Bailey
Chief Executive Officer
(Principal Executive Officer)

/s/ Charles B. Mathews
Charles B. Mathews
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)